PRESS RELEASE

FOR IMMEDIATE RELEASE

Horizon Bank Completes Acquisition of 14 Michigan Branches,
Expanding Midwest Retail Footprint

MICHIGAN CITY, Ind., September 20, 2021 – Horizon Bank, a wholly owned subsidiary of Horizon Bancorp, Inc. (NASDAQ GS: HBNC) (“Horizon”), announced the completion of its previously announced acquisition of 14 branches in 11 Michigan counties.

The acquisition of the 14 branches and associated deposits and loans from TCF National Bank, now The Huntington National Bank, adds mass and scale to Horizon’s Midland market and extends its footprint into the attractive markets in the northern and central regions of Michigan’s Lower Peninsula.

“We are thrilled to welcome our newest employees and customers to Horizon Bank and look forward to serving growing numbers of consumers, small businesses, non–profits, and municipalities through our expanded Midwest footprint and this natural extension of our low–cost deposit franchise,” Chairman and CEO Craig M. Dwight said.

Conversion of the branches began Friday evening, September 17, 2021, and continued through the weekend, with all 14 locations reopening this morning, Monday, September 20, 2021, as Horizon Bank branches. This latest branch transaction is Horizon Bank’s 15th acquisition since 2002 and fifth in the last five years.

Mr. Dwight added, “I’ve been so proud of our entire team as they remain focused on a well–executed integration of these new branches, which include more than 50,000 primarily retail and small business customers accounts.”

Horizon Bank now operates 88 bank branches, including 29 in Michigan, and customers across its diverse and economically attractive Midwestern markets conduct a majority of their transactions through its convenient digital and virtual banking channels.

Customers of the newly acquired branches have received regular communications from Horizon Bank and The Huntington National Bank, and may also visit www.horizonbank.com/welcometcf or call 888–873–2640 for more information.

About Horizon Bancorp, Inc.
Horizon Bancorp, Inc. (NASDAQ GS: HBNC) is the bank holding company for Horizon Bank, which serves customers across diverse and economically attractive Midwestern markets through convenient digital and virtual tools, as well as its Indiana and Michigan branches. Horizon’s retail offerings include prime residential, indirect auto, and other secured consumer lending to in–market customers, as well as a range of personal banking and wealth management solutions. Horizon also provides a comprehensive array of in–market business banking and treasury management services, with commercial lending representing over half of total loans. More information on Horizon, headquartered in Northwest Indiana’s Michigan City, is available at horizonbank.com and investor.horizonbank.com.

Forward Looking Statements
This press release may contain forward–looking statements regarding the financial performance, business prospects, growth, and operating strategies of Horizon. For these statements, Horizon claims the protections of the safe harbor for forward–looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward–looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward–looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “expect,” “pro forma,” “intend,” “plan,” “believe,” “will,” “should,” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward–looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in its most recent annual and quarterly reports on Form 10–K and Form 10–Q and the following: the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, the effects of the COVID–19 pandemic, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Horizon operates; the ability to promptly and effectively integrate the acquired branches into the business of Horizon Bank; the reaction of the companies’ customers, employees and counterparties to the transaction; and the diversion of management time on transaction–related issues. Undue reliance should not be placed on the forward–looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward–looking statement to reflect the events or circumstances after the date on which the forward–looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

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Investor Contact:
Mark Secor
Chief Financial Officer
Phone: (219) 873–2611

Media Contact:
Amy Phares
Public Relations Manager
Phone: (219) 874–9208